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TYPE:  EX-23.2
SEQUENCE:  2
DESCRIPTION:  CONSENT OF BURK LAW FIRM, P.C.

                                  EXHIBIT 23.2

                               CONSENT OF COUNSEL

The consent of Burk Law Firm, P.C. is contained in its opinion filed as Exhibit 5 to this Registration Statement.